Exhibit 4.8

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 22, 2024, among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company and Guarantors have heretofore executed and delivered to the Trustee and the Notes Collateral Agent an indenture, dated as of July 31, 2020 (as previously amended, supplemented and/or modified from time to time, the “Indenture”), providing for the issuance of the Company’s 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026 (the “Securities”);

WHEREAS, $777,552,140 in aggregate principal amount of the Securities is currently outstanding and not owned by the Company or the Guarantors or by any Person controlling or controlled by them;

WHEREAS, subject to certain exceptions, Section 9.02 of the Indenture provides, among other things, that the Company, the Guarantors, the Trustee and the Notes Collateral Agent may modify or amend this Indenture, the Securities, the First Lien/Second Lien Intercreditor Agreement (as defined herein) and the other Security Documents without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities, and solely for purposes of the amendments set forth in Section 1.3 hereof, Holders of at least 66 2/3% in aggregate principal amount of the Securities, then outstanding voting as a single class (including consents or waivers obtained in connection with a purchase of, or tender offer (including a Change of Control Offer) or exchange offer for, the Securities);

WHEREAS, the Company has received, and has delivered to the Trustee and the Notes Collateral Agent evidence of, the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Securities then outstanding (as determined by Section 14.06 of the Indenture) voting as a single class as evidenced by the consents dated as of the date hereof (attached as Exhibit A to the Officers’ Certificate delivered as of the date hereof (the “Officers’ Certificate”));

WHEREAS, the Company requests the Trustee and Notes Collateral Agent to execute and deliver this Supplemental Indenture in reliance of the Officers’ Certificate and an Opinion of Counsel, each dated as of the date hereof, relating to this Supplemental Indenture in accordance with Sections 9.06, 14.04 and 14.05 of the Indenture;

WHEREAS, all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, upon effectiveness of the Supplemental Indenture, the First Lien/Second Lien Intercreditor Agreement, dated as of July 31, 2020, among the Company, the other Grantors party thereto, Citicorp North America, Inc., as the Senior Credit Agreement Agent, U.S. Bank Trust Company, National Association, as the 2025 Senior Notes Agent, GLAS Trust Company LLC, as the 2026 Senior Notes Agent, U.S. Bank Trust Company, National Association, as the 2026 Additional Senior Notes Agent, U.S. Bank Trust Company, National Association, as the Senior Convertible Notes Agent, GLAS Trust Company LLC, as the Junior Notes Agent, and each Additional Senior Agent and each Additional Junior Agent that from time to time became a party thereto pursuant to Section 8.09 thereof (the “First Lien/Second Lien Intercreditor Agreement”), will be, from and after the date hereof, of no further force or effect or applicable to the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Trustee and the Notes Collateral Agent, as applicable, mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND SECURITIES

Section 1.1          Amendments.

(a) The Indenture is hereby amended by deleting the following Sections of the Indenture and all references and definitions related solely thereto in their entirety:

•	Section 4.02 (Additional Limitations on Refinancing Existing Subordinated Notes);

•	Section 4.04 (Maintenance of Properties);

•	Section 4.05 (Limitation on Indebtedness and Certain Equity Securities);

•	Section 4.06 (Limitation on Restricted Payments and Prepayments of Junior Financing);

•	Section 4.07 (Limitation on Liens);

•	Section 4.08 (Limitation on Transactions with Affiliates);

•	Section 4.09 (Negative Pledge);

•	Section 4.10 (Future Guarantors);

•	Section 4.12 (Provision of Financial Information);

•	Section 4.13 (Statement as to Compliance);

•	Section 4.17 (After-Acquired Collateral),

All such deleted Sections are replaced with “[Intentionally Omitted].”

(b)	Clause (a) of Section 4.16 of the Indenture (Asset Sales) is hereby deleted in its entirety and replaced with “[Intentionally Omitted],” and all references in the Indenture to the clause so eliminated are deleted in their entirety.

(c)	Section 5.01 of the Indenture (Merger, Consolidation, Amalgamation and Sale of All or Substantially All Assets) is hereby amended and restated in its entirety by the following:

“Section 5.01. Merger, Consolidation, Amalgamation and Sale of All or Substantially All Assets. The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person unless:

(a)         either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee all of the Obligations of the Company under the Securities and the Indenture; and

(b)          the Company has delivered, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and such supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.”

(d)	Section 5.02 of the Indenture (Successor Substituted) is hereby amended and restated in its entirety, for purposes of making changes conforming to the amendments to Section 5.01, by the following:

“Section 5.02. Successor Substituted. Upon any consolidation or merger, the successor entity formed by such consolidation or into which the Company is merged, shall succeed to, shall be substituted for and may exercise every right and power of the Company under the Notes and this Indenture, with the same effect as if such successor entity had been named as the Company herein. In the event of any transaction described and listed in Section 5.01 in which the Company is not the continuing entity, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the Notes and this Indenture.”

(e)	Clauses (c), (d), (e), (f), (g) and (j) of Section 6.01 of the Indenture (Events of Default) are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(f)	Clauses (b), (c), (d) and (e) of Section 8.02 of the Indenture (Conditions of Defeasance) are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(g)	Clause (b) of Section 5.13 of the Security Agreement (Termination or Release) is hereby amended and restated in its entirety by the following:

“(b) The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 13.03 of the Indenture. A Subsidiary shall also be released from its obligations under this Agreement at the time or times and in the manner set forth in Section 11.03 of the Indenture.”

Section 1.2          Release of Guarantees. Each Guarantor is hereby released and discharged of its Obligations under the Indenture and its Subsidiary Guarantee.

Section 1.3          Release of Liens. In accordance with Section 9.02 of the Indenture, all Collateral is released from the Liens and security interests created by the Security Documents, the Intercreditor Agreements and the Indenture to secure the Secured Notes Obligations and such Liens are automatically terminated and satisfied.

Section 1.4          Amendments to Securities. The Securities are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

Section 1.5          Intercreditor Agreement. The First Lien/Second Lien Intercreditor Agreement is, from and after the date hereof, of no further force or effect or applicable to the Indenture; provided, that for the avoidance of doubt, Article X of the Indenture is still in full force and effect.

ARTICLE II

WAIVERS

Section 2.1          Waiver of Defaults. As permitted by Section 6.04 of the Indenture and as evidenced by the execution of this Supplemental Indenture, the Holders have irrevocably waived any and all existing Defaults and their consequences under the Indenture and the Security Documents (other than a Default in the payment of the principal of or interest on a Security held by a non-consenting Holder, a Default arising from a failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.11 of the Indenture, or a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Holder affected) relating to any of the covenants or other provisions to be amended by the amendments contemplated by this Supplemental Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 3.2          Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.3          Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Notes Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.4          GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.5         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.6          Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee and the Notes Collateral Agent in this Supplemental Indenture shall bind their successors.

Section 3.7          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.8         Severability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.9          The Trustee and Notes Collateral Agent. Each of the Trustee and the Notes Collateral Agent, as applicable, accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee and the Notes Collateral Agent, as applicable, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, indemnities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture (and any action or inaction of the Trustee relating to this Supplemental Indenture) as fully and with like force and effect as though fully set forth in full herein. The Trustee and the Notes Collateral Agent make no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the consents of the Holders of the Securities, any document used in connection with the solicitation of consents, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee and the Notes Collateral Agent assume no liability or responsibility for the same.

Section 3.10          Further Actions. Upon effectiveness of this Supplemental Indenture, and in accordance with Section 13.03 of the Indenture, in each case at the Company’s expense and solely with respect to the security interests and Liens in the Collateral granted in favor of the Notes Collateral Agent (for the benefit of the Second Lien Secured Parties (as defined in the Security Agreement)) pursuant to the Security Documents:

(a)            the Notes Collateral Agent (or its designee) will promptly file the UCC termination statements in the form attached hereto as Schedule 1, and the Notes Collateral Agent hereby authorizes the Company, its counsel and its designees to file such UCC termination statements;

(b)            the Notes Collateral Agent hereby authorizes the Company, its counsel and its designees to file the intellectual property releases attached hereto as Schedule 2 with the United States Patent and Trademark Office or the United States Copyright Office, as applicable;

(c)            the Notes Collateral Agent will promptly deliver to the Company or Guarantors or to such other Person as the Company or the Guarantors may direct, all of the Collateral it has in its possession including, without limitation, all promissory notes, stock certificates and, in each case, any instruments of transfers therefor but excluding any cash Collateral;

(d)            the Company, its counsel and its designees are hereby automatically authorized, without further notice, to deliver a copy of this Supplemental Indenture and/or any termination or release contemplated hereby to any insurance company, insurance broker, bank, landlord, tenant, warehouseman or other person to evidence (and/or reflect on public record) the termination and release of all security interests, pledges, Liens, assignments or other encumbrances that the Company or any other Guarantor has granted to the Notes Collateral Agent for the benefit of the Second Lien Secured Parties to secure the Secured Notes Obligations, and thereafter, any contract, agreement, leasehold mortgage, commitment to deliver insurance certificates and proceeds and the like executed by any such party in favor of the Notes Collateral Agent for the benefit of the Second Lien Secured Parties in connection with the transactions contemplated by the Security Documents shall be automatically terminated, without further action of or consent by the Notes Collateral Agent;

(e)            the Notes Collateral Agent will execute and deliver to the Company and/or the Guarantors such other lien releases, mortgage releases (if any), discharges of security interests, pledges, Liens, deeds, assignments, encumbrances and guarantees and other similar discharge, release or termination agreements, certificates, instruments, statements or documents (without representation, warranty or recourse from the Notes Collateral Agent), as are reasonably requested by the Company and/or the Guarantors and/or reasonably necessary to promptly release and/or terminate, or evidence as of record the release and/or termination of, all security interests, pledges, Liens, deeds, assignments and other encumbrances in any of the property, real or personal (including intellectual property), of the Company and/or the Guarantors, and all notices, statements, deeds, security interests and Liens previously filed in favor of the Notes Collateral Agent under the Security Documents; and

(f)            at any time and from time to time, the Notes Collateral Agent agrees to take such additional action as may from time to time reasonably be requested by the Company to effectuate, evidence and/or reflect the release of the security interests and Liens referred to herein and to more effectively confirm or carry out the provisions of this letter agreement and the releases contemplated hereunder (without representation, warranty or recourse from the Notes Collateral Agent).

Section 3.11        Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 3.12        Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

Dated: July 22, 2024

AMC ENTERTAINMENT HOLDINGS, INC.

	By:	/s/ Sean D. Goodman
		Name:	Sean D. Goodman
		Title:	Executive Vice President and Chief Financial Officer

AMC CARD PROCESSING SERVICES, INC.
AMC ITD, LLC
AMC LICENSE SERVICES, LLC
AMERICAN MULTI-CINEMA, INC.
as Guarantors

	By:	/s/ Sean D. Goodman
		Name:	Sean D. Goodman
		Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

GLAS TRUST COMPANY LLC, as
Trustee and Notes Collateral Agent

/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

SCHEDULE 1

UCC Termination Statements

SCHEDULE 2

Intellectual Property Releases